Exhibit 23.2

Consent of Independent
Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement filed October 26, 2015 on Form S-8 of Royale Energy, Inc. (the “Company”), of our report dated March 15, 2014, relating to our audit of the financial statements which appear in the Annual Report on Form 10-K of the Company as of December 31, 2013, and for the years then ended.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Padgett, Stratemann & Co., L.L.P.
San Antonio, Texas
October 26, 2015